                                                                   EXHIBIT 10.40

--------------------------------------------------------------------------------




                       GUARANTEE REIMBURSEMENT AGREEMENT



                         dated as of January 31, 1990



                                    between



                      NATIONAL MEDICAL ENTERPRISES, INC.



                                      and



                           THE HILLHAVEN CORPORATION




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

                         TABLE OF CONTENTS

                                                          Page

1.     Agreement to Reimburse NME for Payments of the
       Obligations.......................................    2

2.     Guarantee Fee.....................................    4

3.     Notice of Certain Payment Defaults, Prepayments or
       Terminations of Assumed Leases....................    5

4.     Affirmative Covenants.............................    5

5.     Negative Covenants................................   11

6.     Events of Default.................................   15

7.     No Amendments or Waivers, etc. Except in Writing;
       Remedies Cumulative...............................   18

8.     Indemnification...................................   19

9.     Miscellaneous.....................................   19

10.    Reinstatement of Agreement; Termination;
       Subrogation.......................................   21

11.    Dispute Resolution Procedures.....................   22

12.    Definitions.......................................   22


Appendix A ..............................................  A-1

Appendix B ..............................................  B-1

     GUARANTEE REIMBURSEMENT AGREEMENT dated as of January 31, 1990 between NATIONAL MEDICAL ENTERPRISES INC., a Nevada corporation ("NME"), and THE HILLHAVEN CORPORATION, a Nevada corporation ("New Hillhaven").

     WHEREAS, NME and New Hillhaven have entered into a Reorganization and Distribution Agreement providing for a reorganization of certain of the businesses heretofore conducted by NME's long term care group and a pro rata distribution to the holders of NME's capital stock, as of the record date established by NME in connection therewith, of approximately 85% of the outstanding shares of common stock, par value $0.15 per share, of New Hillhaven (the "Distribution") on or about the date hereof;

     WHEREAS, New Hillhaven or subsidiaries of New Hillhaven are assuming certain debt or other payment obligations of NME and/or certain subsidiaries of NME, previously incurred in connection with, or relating to, the business being transferred to New Hillhaven and/or its subsidiaries, the aggregate amount of which obligations is set forth in Appendix A hereto (the "Debt Obligations");

     WHEREAS, NME and/or certain of its subsidiaries nevertheless remain obligated to pay the Debt Obligations in the event that New Hillhaven or its subsidiaries default in the payment thereof;

     WHEREAS, NME has guaranteed certain other debt and payment obligations the aggregate amount of which is set forth in Appendix A (the "Other Obligations"), and which obligations include (without limitation) obligations of certain partnerships or other entities with respect to which guarantee fees have heretofore been paid to NME or The Hillhaven Corporation, a Tennessee corporation ("Old Hillhaven");

     WHEREAS, NME is transferring the Other Obligations or a portion thereof to New Hillhaven as of the date hereof, but NME nevertheless remains obligated to pay the Other Obligations in the event of a default in the payment thereof;

     WHEREAS, certain New Hillhaven subsidiaries, on the one hand, and NME and/or certain of its subsidiaries, on the other hand, are entering into various Assignment and Assumption of Lease Agreements dated on or prior to the Distribution Date pursuant to which certain subsidiaries New Hillhaven are assuming all obligations under certain leases (the "Assumed Leases"), which obligations heretofore have been the obligations of NME and/or certain subsidiaries of NME and the aggregate amount of which is set forth in Appendix A hereto (the "Lease Obligations") (the Debt Obligations, the Other Obligations and the Lease Obligations sometimes hereinafter being referred to collectively and severally as the "Obligations") and

     WHEREAS, NME and/or certain of its subsidiaries nonetheless remain contingently liable under the Assumed Leases to pay the Lease Obligations in the event that New Hillhaven defaults in the payment thereof;

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Agreement to Reimburse NME for Payments of the Obligations.
          ----------------------------------------------------------

     (a)  Reimbursement.  New Hillhaven shall reimburse NME, promptly on demand,
          -------------
for all Obligations (except the Obligations set forth in Appendix B hereto) paid by NME or its subsidiaries after the Distribution Date not theretofore reimbursed by New Hillhaven. Payments and notices shall b made or given, as the case may be, in accordance with the provisions of Sections 1(c), 3 and 9(b).

     (b)  Interest on Unpaid Reimbursements.  New Hillhaven shall pay to NME
          ---------------------------------
interest on all payments of the Obligations (except the Obligations set forth in Appendix B hereto) by NME to the extent that payment of such Obligations is not reimbursed by New Hillhaven on the same day NME or its subsidiaries me such payments, such interest to accrue from the date of each payment until reimbursement thereof has occurred in full, on demand, at the maximum interest rate permitted by law. Interest payable shall be computed on the basis of a 365 (or 366, as the case may be) day year for the actual days elapsed.

     (c)  Payments.  All payments due to NME her.under shall be made in lawful
          --------
currency of the United States in immediately available funds, by transfer, with sufficient information to identify the source and application of funds, to Account No. 1235-3-13182 at Bank of America, Corporate Service Center, San Francisco, California; ABA #121000358 or such other account or in such other manner or at such other address as may be designated by NME in writing. In the event the date specified for any payment hereunder is not a Business Day, such payment shall be made on the next following Business Day and interest shall be paid at the rate provided for herein on any such payment to the Business Day on which such payment is made.

     (d)  Duty to Pay Absolute.  The duty of New Hillhaven to make any and all
          --------------------
payments in the manner specified hereunder shall be unconditional, irrevocable and absolute, and all such payments shall be made strictly in accordance with the terms hereof under all circumstances, including, without limitation, the following:

            (i) Any lack of validity or enforceability of the agreements pursuant to which the Obligations were incurred, this Agreement, or any other document, instrument or agreement relating thereto or hereto (including, without limitation, any Assumption Agreements or any guarantees with respect to the Obligations) (sometimes hereinafter being referred to collectively and severally as the "Related Documents");

           (ii) Any change in the time, manner or place of payment of, or any other term of, any or all of the Obligations;

          (iii) Any release, amendment or waiver of, or any consent to or departure from, any or all provisions of the Related Documents;

           (iv) The existence of any claim, set-off, defense or other right which New Hillhaven may have at any time against NME or any other Person, whether in connection with a Related Document, a transaction contemplated by a Related Document or any other transaction; and

            (v) Any other circumstance which might otherwise constitute a defense available to, or a discharge of, New Hillhaven, any Subsidiary or NNE.

New Hillhaven hereby waives, to the fullest extent permitted by law, any right to proceed or make a claim against NME arising out of NME's payment of any amount, whether or not any of the foregoing circumstances shall exist at any time.

     (e)  Identification of Obligations.  Concurrent with the execution and
          -----------------------------
delivery of this Agreement NME shall deliver to New Hillhaven a schedule identifying in reasonable detail all of the Obligations. Each of NME and New Hillhaven shall initial two copies of such schedule and retain one such copy for its records.

     2.   Guarantee Fee.
          -------------

     New Hillhaven shall pay to NME a guarantee fee equal to


     (a) for the period beginning on the Distribution Date to and including May 31, 1990, $2,000,000;

     (b) for the fiscal year ending May 31, 1991: (i) the principal amount of Obligations outstanding at the close of business on May 31, 1990 multiplied by
(ii) a fraction the numerator of which is $7,200,000 and the denominator of which is the principal amount of all Obligations outstanding as of the Distribution Date; and

     (c) for each subsequent fiscal year: (i) the principal amount of Obligations outstanding at the close of business on May 31 of the preceding fiscal year multiplied by (ii) a fraction which is equal to the applicable fraction for the previous fiscal year multiplied by 1.2.

For the period beginning on the Distribution Date to and including May 31, 1990, such fee is to be paid as follows: $500,000 on February 28, 1990 and $1,500,000 on May 21, 1990. For subsequent fiscal years, such fees are to be paid in equal quarterly installments at the end of each fiscal quarter of the subsequent year. In the event that the amount of outstanding Obligations is reduced to zero at any time, the guarantee fee for the year during which such reduction occurs will be pro-rated on the basis of a 365 (or, 366 as the case may be) day year for the number of actual days elapsed until such reduction. Notwithstanding the foregoing, the annual guarantee fee hereunder shall not exceed at any time 3/100 of the Obligations then outstanding.

     NME hereby assigns to New Hillhaven any and all guarantee fees payable to NME or Old Hillhaven with respect to NME's guarantee of any of the Obligations, and delegates the collection of such guarantee fees to New Hillhaven.

     3.   Notice of Certain Payment Defaults, Prepayments or Terminations of
          ------------------------------------------------------------------
Assumed Leases.
--------------

     If New Hillhaven or any Subsidiary defaults in the payment of any Obligation or Prepays any Obligation, whether in whole or in part, or if any of the Assumed Leases terminates, New Hillhaven shall give NME notice of such payment default, prepayment or termination on the same day as the occurrence of such payment default, prepayment or termination by telephonic notice confirmed on the same day in writing or by telex or telecopy. Any confirmation in writing provided pursuant to this Section 3 shall be provided in accordance with Section 9(b).

     4.   Affirmative Covenants.
          ---------------------

     So long as NME or any subsidiary of NME remains obligated (either directly or as guarantor or otherwise) with respect to any outstanding Obligations, or any amount is owing to NME hereunder, New Hillhaven shall, unless otherwise consented to in writing by NME:

     (a)  Financial Statements.  Furnish to NME:
          --------------------

          (i) as soon as available, but in any event not later than 120 days after the close of each fiscal year of New Hillhaven, a copy of the audited consolidated balance sheet of New Hillhaven and the Consolidated Subsidiaries as at the end of such fiscal year, and related audited consolidated statements of income, cash flows and changes in stockholders, equity of New Hillhaven and the Consolidated Subsidiaries for such fiscal year, setting forth for each fiscal year beginning with the fiscal year ending May 31, 1991 with respect to each such consolidated balance sheet and May 31, 1992 with respect to each of such other financial statements in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis is consistently maintained throughout the period involved and with the prior fiscal year, except as disclosed therein, such consolidated financial statements to be certified by Independent Certified Public Accountants (such certification not to be qualified or limited because of any restricted or limited examination made by such accountants);

          (ii) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly period, of each fiscal year of New Hillhaven, unaudited consolidated financial statements of New Hillhaven and the Consolidated Subsidiaries, including a condensed consolidated balance sheet of New Hillhaven and the Consolidated Subsidiaries as at the end of such fiscal quarter, and related condensed consolidated statements of income, cash flows and changes in stockholders' equity of New Hillhaven and the Consolidated Subsidiaries for the period from the beginning of such fiscal year to the end of such fiscal quarter, the consolidated financial statements of New Hillhaven and the Consolidated Subsidiaries setting orth for each fiscal quarter beginning with the fiscal quarter ending August 31, 1991 corresponding figures for the like period of the preceding fiscal year; all (A) in reasonable detail, (B) prepared in accordance with the instructions of the Securities and Exchange Commission for filings on Form 10-Q and in accordance with GAAP applicable to interim financial statements on a basis consistently maintained throughout the period involved and with prior periods except as disclosed therein and (C) certified to be correct by the Chairman and Chief Executive Officer, the Vice Chairman and Deputy Chief Executive Officer, the Chief Financial Officer, the President, an Executive Vice President or a Senior Vice President of New Hillhaven;

          (iii) concurrently with the delivery of the financial statements referred to in clause (i) above, a certificate of such Independent Certified Public Accountants, stating that in making the examination necessary for certifying such financial statements no knowledge was obtained of any Default or Event of Default hereunder, except as specifically indicated;

          (iv) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, a certificate of the Chairman and Chief Executive Officer, the Vice Chairman and Deputy Chief Executive Officer, the Chief Financial Officer, the President, an Executive Vice President or a Senior Vice President of New Hillhaven (A) stating that, to the best of his or her knowledge, New Hillhaven and the Subsidiaries, during such period, have kept, observed, performed and fulfilled each and every covenant and condition in this Agreement, the Assumption Agreements, the Leases, the Revolving Credit Agreement, the Note Guarantee Agreement and the New Hillhaven subsidiary Notes and that he or she has obtained no knowledge of any Default or Event of Default hereunder except as specifically indicated and (B) showing in detail the calculations supporting such statement in respect of Sections 5(c), 5(f), 5(g) and 5(h) of this Agreement (provided that the certificate showing in detail calculations in respect of Section 5(c) need only be furnished concurrently with the delivery of the financial statements referred to in clause (i) above) and the delivery of any such certificate shall be deemed to be a representation and warranty by New Hillhaven to NME as to the accuracy of the statements contained therein;

            (v) promptly after the same are sent, copies of all financial statements and reports which New Hillhaven sends to its stockholders, and promptly after the same are filed, copies of all financial statements and reports which New Hillhaven may make to, or file with, the Securities and Exchange Commission or any public body succeeding to any or all of the functions of the Securities and Exchange Commission; and

           (vi) promptly, such additional financial and other information as NME may from time to time reasonably request.

     (b)  Payment of Obligations and Liabilities.  Pay and discharge, and cause
          --------------------------------------
the Subsidiaries to pay and discharge, at or before maturity, all their respective obligations and liabilities, except (i) (other than with respect to tax liabilities. and obligations and liabilities under the Assumption Agreements, the Leases, the New Hillhaven Subsidiary Notes, the Revolving Credit Agreement, the Note Guarantee Agreement and this Agreement, each of which shall be paid and discharged on or before the due date thereof) where the failure to pay or discharge, or to cause to be paid or discharged, would not in the aggregate have a material adverse effect on the business, operations, properties or financial or other condition of New Hillhaven and the Subsidiaries, taken as a whole or (ii) (other than with respect to obligations and liabilities under the Assumption Agreements, the Leases, the New Hillhaven Subsidiary Notes, the Revolving Credit Agreement, the Note Guarantee Agreement and this Agreement, each of which shall be paid and discharged on or before the due date thereof) where the same may be contested in good faith, in which case New Hillhaven shall maintain, and cause the Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     (C)  Maintenance of Properties; Insurance. Keep, and cause the Subsidiaries
          ------------------------------------
to keep, all properties useful and necessary in the business of New Hillhaven and the Subsidiaries in good working order and condition; maintain, and cause the Subsidiaries to maintain, with financially sound and reputable insurance companies (which insurance companies may be Affiliates of NME other than New Hillhaven or any Subsidiary or, subject to the proviso below, Part of New Hillhaven's self-insurance program) insurance on all their properties in at least such amounts and against at least such risks as are usually insured against in the same general area and by companies engaged in the same or a similar business and maintain professional liability and malpractice insurance against claims usually insured against by skilled nursing and other long term care facilities and the personnel connected with such facilities, provided that
                                                                  --------
for professional liability and malpractice insurance New Hillhaven shall not increase the deductible (or self-insured retention) to more than $100,000 per claim, unless it is financially advantageous for New Hillhaven to do so and such increase is approved in writing by NME, which approval shall not be unreasonably withheld; and furnish to NME, upon request, full information as to the insurance carried.

     (d)  Notices.  Promptly give notice to NME (i) of the occurrence of any
          -------
Default or Event of Default hereunder, (ii) of any default or event of default under any material instrument or other agreement of New Hillhaven or any Subsidiary (except that with respect to any default in the payment by New Hillhaven or any Subsidiary of any Obligation, the further provisions of Section 3 shall govern), (iii) of any litigation, proceeding, investigation or dispute which may exist at any time between New Hillhaven or any Subsidiary and any governmental authority which might have a material adverse effect upon the business, operations, assets or condition, financial or otherwise, of New Hillhaven and the Subsidiaries, taken as a whole, (iv) of all litigation and proceedings affecting New Hillhaven or any Subsidiary (A) in which the amount involved is equal to at least 5% of Consolidated Net Worth at the time of the commencement, or at any time during the continuance, of such litigation or proceeding and not fully covered by insurance (other than self-insurance, co-insurance or insurance deductibles) or (3) in which injunctive or similar relief is sought and which might have a material adverse effect on New Hillhaven and the Subsidiaries, taken as a whole, (v) as soon as possible and in any event within 30 days after New Hillhaven knows or has reason to know that (A) any

Reportable Event has occurred with respect to any Plan, (3) a transaction prohibited under Section 4975 of the Code or Section 406 of ERISA resulting in a material liability to New Hillhaven, a Subsidiary or any Person that New Hillhaven or a Subsidiary has an obligation to indemnify has occurred, (C) a Plan has incurred an accumulated funding deficiency as described in Section 412 of the Code or Section 302 of ERISA, whether or not waived, (D) there has been a failure to make contributions to a Plan which may give rise to a lien, (E) there has been an amendment to a Plan which requires the granting of a security interest, (F) there has been a termination of a Plan or there are proceedings which are likely to be or have been instituted to terminate a Plan with unfunded benefit liabilities as described in Section 4001(a) (18) of ERISA or unfunded retiree medical benefits, or (G) New Hillhaven or a Subsidiary (or any respective ERISA Affiliate other than NME or any entity that is a subsidiary of NME after the date hereof) has incurred liability under Section 515 or Title IV of ERISA (including withdrawal liability) with respect to a Plan, and deliver to NME a certificate of the Chairman and Chief Executive Officer, the Vice Chairman and Deputy Chief Executive Officer, the Chief Financial Officer, the President, an Executive Vice President or a Senior Vice President of New Hillhaven setting forth details as to such event and the action that New Hillhaven proposes to take with respect thereto, together with a copy of any notices that may be required to be filed with the Internal Revenue Service, the PBGC or any other authority, or any notice delivered by such authority, and (vi) immediately after the occurrence of a material adverse change in the business, operations, assets or condition, financial or otherwise, of New Hillhaven and the Subsidiaries, taken as a whole, and deliver to NME a certificate of the Chairman and Chief Executive Officer, the Vice Chairman and Deputy Chief Executive Officer, the Chief Financial Officer, the President, an Executive Vice President or a Senior Vice President of New Hillhaven setting forth the details of such change and what action New Hillhaven proposes to take with respect thereto. For all purposes of Section 4(d)(v), New Hillhaven shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of any such Plan.

     (e)  Conduct of Business; Maintenance of Existence and Compliance With Law.
          ----------------------------------------------------------------------
Continue, and cause the Significant Subsidiaries to continue, to engage primarily in business of the same general type as now contemplated to be conducted by New Hillhaven and the Significant Subsidiaries, and preserve, renew and keep in full force and effect their corporate existence and take all reasonable action to maintain their rights, privileges and franchises necessary or desirable in the normal conduct of business, provided that the foregoing shall not be deemed to prohibit any
          --------
actions expressly Permitted under Section 5(e) hereof; comply, and cause each Significant Subsidiary to comply, with all material applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including without limitation ERISA and the rules and regulations thereunder and Public Law 92-603), and hold and maintain, and at all times cause each Significant Subsidiary to hold and maintain, in full force and effect all certifications, favorable governmental reviews, governmental approvals, licenses and permits necessary or desirable to enable New Hillhaven and the Subsidiaries to conduct their respective businesses as now contemplated to be conducted except where the failure to comply therewith or hold and maintain such certifications, favorable governmental reviews, governmental approvals, licenses or permits would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties or financial or other condition of New Hillhaven and the Subsidiaries, taken as a whole, and except where compliance with any such laws, ordinances, rules, regulations or requirements would cause New Hillhaven or a Subsidiary to violate laws of the United States of America to which New Hillhaven or such Subsidiary is subject; notwithstanding the foregoing, (i) a Significant Subsidiary may reincorporate in another state or merge with or into New Hillhaven or another Subsidiary wholly-owned by New Hillhaven or other Subsidiaries and (ii) New Hillhaven may reincorporate in another state or merge with or into a Subsidiary wholly-owned by New Hillhaven or other Subsidiaries, provided that the successor corporation assumes in
                       --------
writing all the obligations of New Hillhaven hereunder and said successor corporation delivers to NM' an opinion of Counsel for New Hillhaven, in form and substance reasonably satisfactory to NM', to the effect that the assumption by such successor corporation of such obligations is effective and is fully binding upon and enforceable against such successor corporation.

     (f) Books and Records: Inspection of Property. Keep, and cause each
         -----------------------------------------
Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall. be made of all dealings and transactions in relation to its business and activities; and permit, and cause the Subsidiaries to permit, representatives of NME to visit and inspect any of their respective properties and examine and make abstracts (at NME's expense, unless an Event of Default shall have occurred and be continuing, in which case, at New Hillhaven's expense) from any of the books and records of New Hillhaven and any Subsidiary upon reasonable notice at any reasonable time and as often as may reasonably be desired.

     (g)  Retention of Records. Retain, and cause each Subsidiary to retain, all
          --------------------
books and records of New Hillhaven and its Subsidiaries in accordance with NME's Record Retention Program, a copy of which has previously been furnished to New Hillhaven.

Any statement in any certificate, document, financial statement or other statement whatsoever furnished by New Hillhaven to NME under or in connection with this Agreement shall be deemed to be a representation and warranty of New Hillhaven to NME of the accuracy of the statement or statements contained therein.

     5.   Negative Covenants.
          ------------------

     So long as NME or any subsidiary of NME remains obligated (either directly or as guarantor or otherwise) with respect to any outstanding Obligations, or any amount is owing to NME hereunder, New Hillhaven shall not, unless otherwise consented to in writing by NME:

     (a)  Limitation on Indebtedness.  Create, incur, assume or suffer to
          --------------------------
exist, or permit any Subsidiary to create, (Pounds)incur, assume or suffer to exist, any Indebtedness, except (i) Indebtedness evidenced by, under or in respect of this Agreement, any New Hillhaven Subsidiary Note, the Note, Guarantee Agreement, any Lease, any Assumption Agreement or the Revolving Credit Agreement; (ii) other Indebtedness existing on the date hereof and reflected in the financial statements included in the Information Statement, (iii) other unsecured Indebtedness, provided that no Default or Event of Default has
                        --------
occurred and is continuing or shall have occurred after giving effect thereto and in the case of any Subsidiary if the proceeds of such Indebtedness are applied to the exercise of purchase options under any of the Leases or to the reduction of the Indebtedness of New Hillhaven or any subsidiary to NME or any subsidiary of NME; (iv) any nonrecourse debt incurred in connection with any leveraged lease financing; (v) Indebtedness secured by Liens not prohibited by
Section 5(b), provided that no Default or Event of Default has occurred and is
              --------
continuing or shall have occurred after giving effect thereto; and (vi)

Indebtedness of New Hillhaven or Subsidiaries incurred or be incurred pursuant to transactions involving MP Funding Corporation and the placement of first mortgages on certain of the nursing home facilities transferred or to be transferred to New Hillhaven or Subsidiaries.

     (b)  Limitations on Liens.  Create, incur, assume or suffer to exist, or
          --------------------
permit any Subsidiary to create, incur, assume or suffer to exist, any Lien upon any of its properties, assets, income or profits, whether now owned or hereafter acquired. except (i) the Liens referred to in the financial statements include in the Information Statement (and any refinancing, extensions or renewals of such Liens by reason of any refinancing, extension or renewal of the Indebtedness secured by such Liens), provided that such Liens are not spread to
                                     --------
cover other or additional Indebtedness of New Hillhaven or any Subsidiary and

provided further that any refinancing permitted by this clause (i) shall be on
-------- -------
terms no less favorable to New Hillhaven or a Subsidiary than the Indebtedness of New Hillhaven or such Subsidiary being refinanced and that no additional Lien or Liens are created to cover such Indebtedness; (ii) Liens securing Indebtedness of a Subsidiary to New Hillhaven; (iii) preexisting Liens on property, or on property owned by corporations, acquired by New Hillhaven or any Subsidiary after the date hereof; (iv) Liens securing all or any part of the purchase price or the cost of construction of property or equipment acquired by New Hillhaven or a Subsidiary, provided that the amount of the Indebtedness
                               --------
secured thereby does not exceed 100% of the purchase price or the cost of construction and the Indebtedness so secured and the related Liens are incurred within 90 days after acquisition, or completion of construction and full operation, whichever is later; (v) Liens on property owned by New Hillhaven or a Subsidiary required to secure Indebtedness incurred to construct additions or to make substantial repairs or alterations or substantial improvements to such properties, provided that the amount of the Indebtedness secured does not
                 --------
exceed 100% of the expense incurred to construct such additions or to make such substantial repairs or alterations or substantial improvements and provided,
                                                                   --------
further that the Indebtedness so secured and the related Liens are incurred
-------
within one year after the completion of construction or the making of such repairs, alterations or improvements and full operation; (vi) Liens in favor of a government or a governmental entity which: (A) secure payments pursuant to a contract, subcontract, statute or regulation or (B) secure Indebtedness incurred to finance all or some of the purchase price or cost of construction of goods, products or facilities produced under contract or subcontract for the government or a governmental entity; (vii) Liens on accounts receivable or notes receivable of New Hillhaven or any Subsidiary which secure borrowings made under financing facilities provided to New Hillhaven; (viii) Liens securing Indebtedness incurred solely for the purpose of exercising any purchase option under any Lease (provided that the proceeds of such Indebtedness
                                 --------
are applied to the exercise of such purchase option) or to reduce Indebtedness to NME or any subsidiary of NME; (ix) Liens securing the Indebtedness referred to in Section 5(a) (vi); and (x) other Liens securing Indebtedness, provided
                                                                    --------
that the aggregate amount of Indebtedness of New Hillhaven and the Subsidiaries secured by Liens pursuant to this Section 5(b) (x) shall not exceed $5,000,000 of Indebtedness at any one time incurred after tee date hereof.

     (c)  Limitation on Consolidated Contingent Obligations. Permit at any time
          -------------------------------------------------
the ratio of Consolidated Contingent Obligations to Consolidated Net Worth to exceed 0.2 to 1.0.

     (d)  Limitation on Investments.  Make or commit to make, or permit any
          -------------------------
Subsidiary to make or commit to make, any investment (whether by.means of stock purchase, capital contribution, loan or advance or any other type of investment) in any Person at any time when a Default or an Event of Default has occurred and is continuing or would occur after giving effect to such investment.

     (e)  Limitation on Fundamental Changes.  Merge or consolidate with any
          ---------------------------------
other Person (except as expressly permitted by Section 4(e) hereof) unless New Hillhaven is the surviving corporation and, after giving effect to such merger or consolidation, no Default or Event of Default has occurred and is continuing, or permit any Subsidiary to merge or consolidate with any other Person (except as expressly permitted by Section 4(e) hereof) unless (i) such Subsidiary is the surviving corporation or the consideration received by New Hillhaven in connection therewith is at least equal to the fair market value of such Subsidiary (as determined by the Board of Directors of New Hillhaven in good faith) and (ii) after giving effect to such merger or consolidation, no Default or Event of Default has occurred and is continuing, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or dispose of or lease or sell, or permit any Subsidiary to dispose of or lease or sell, all or any substantial portion of its properties, assets and business to any other Person, except that New Hillhaven or any Subsidiary may lease, sell or otherwise dispose of all or any part of its property, assets or business (including, without limitation, Stock) to any Person, including, without limitation, New Hillhaven or a Consolidated Subsidiary for consideration at least equal to the fair market value of such properties, assets or business (as determined by the Board of Directors of New Hillhaven in good faith), provided
                                                                      --------
that notwithstanding any of the foregoing to the contrary, in no event may New Hillhaven lease, sell or otherwise dispose of or permit any Subsidiary to lease, sell or otherwise dispose of all or any part of its property, assets or business (including, without limitation, Stock) encumbered by a Lien in favor of NME or an Affiliate of NME, or by a Lien securing Indebtedness guaranteed or in effect guaranteed by NME or an Affiliate of NME, to any Person, including, without limitation, New Hillhaven or a Consolidated Subsidiary, unless the cash portion of the proceeds from such sale are sufficient, and are applied directly, to repay such Indebtedness.

     (f)  Maintenance of Consolidated Net Worth.  Permit at any time
          -------------------------------------
Consolidated Net Worth to be less than $100,000,000.

     (g)  Fixed Charge Coverage.  Permit at any time beginning with the fiscal
          ---------------------
quarter ending May 31, 1993 the ratio of Income from Continuing Operations Available for Fixed Charges to Fixed Charges to be less than 1.15 to 1.0.

     (h)  Restrictions on Dividends.  Declare or pay or set apart for payment,
          -------------------------
whether directly or indirectly, any dividends (other than dividends payable in capital stock of New Hillhaven) on, or declare or make, whether directly or indirectly, any other distribution on account of any shares of, any class of its capital stock now or hereafter outstanding, or set apart any sum for such purpose, or redeem, retire, purchase or otherwise acquire beneficially any shares of any class of its capital stock now or hereafter outstanding or set aside any sum for such purpose, provided that in any fiscal quarter beginning on
                                --------
or after June 1, 1990 New Hillhaven may pay cash dividends aggregating not more than the Consolidated Net Earnings of New Hillhaven during the immediately preceding fiscal quarter if after giving effect thereto Consolidated Net Worth is not less than $170,000,000, no Default or Event of Default has occurred and is continuing or shall have occurred after giving effect thereto and beginning with the fiscal quarter ending February 28, 1991 the ratio of Income from Continuing Operations Available for Fixed Charges to Fixed Charges is not less than 1.5 to 1.0.

     (i)  Restriction on Transfer of Assets to Subsidiaries. Transfer any
          -------------------------------------------------
assets to a Subsidiary, or permit a Subsidiary to transfer any assets to another Subsidiary, for the purpose of improving the credit position of such Subsidiary in order to enable it to borrow money, provided that New Hillhaven or a
                                       --------
Subsidiary may transfer accounts receivable or notes receivable of New Hillhaven or such Subsidiary to a Subsidiary for the purpose of securing borrowings made under financing facilities provided to New Hillhaven.

     6.  Events of Default.
         -----------------

     Upon the occurrence of any of the following Events of Default:

     (a) New Hillhaven shall (i) default in the payment of any amount payable under this Agreement, when due and payable in respect of a guarantee fee or (ii) default in the payment of any other amount payable under this Agreement, when due and payable, and such default shall not have been remedied within 15 days; or

     (b) Any representation or warranty made or deemed made by New Hillhaven which is contained in any certificate, document, financial statement or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

     (c) New Hillhaven shall default in the observance or performance of any agreement or covenant contained in Section 5 hereof; or

     (d) New Hillhaven shall default in the observance or performance of any other agreement or covenant contained in this Agreement, and such default shall not have been remedied within 30 days after notice of the same; or

     (e) New Hillhaven or any Subsidiary shall (i) default in any payment of principal of or interest on any Indebtedness or in the payment of any Contingent Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or
(ii) default in the observance or performance of any other agreement, ten or condition contained in any such Indebtedness or Contingent Obligation or in any instrument or agreement evidencing, securing or relating thereto (or if any other event of default or default under any such agreement shall occur and be continuing), the effect of which event of default or default is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of a holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness or Contingent Obligation to become due prior to its stated maturity, provided that (except as
                                                       --------
set forth in Section 6(a)) nothing contained in this Section 6(e) shall constitute an Event of Default if (i) such default is in respect of any Indebtedness stated to be In an amount that is less than $1,000,000 or in respect of any Contingent Obligation that involves an ultimate liability of less than $1,000,000 and (ii) such default is being contested in good faith; or

     (f) New Hillhaven, any Subsidiary or any fiduciary of any Plan engages in a transaction in connection with which New Hillhaven, any Subsidiary or any entity that they have an obligation to indemnify could be subject to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code; New Hillhaven or any Subsidiary (or any respective ERISA Affiliate other than NME or any entity that is a subsidiary of NME after the date hereof) incurs a lien or grants a security interest with respect to any Plan; a Reportable Event shall occur with respect to a Plan or a proceeding shall commence to terminate any Plan; a Plan shall incur an accumulated funding deficiency as described in Section 412 of the Code or Section 302 of ERISA for any plan year (whether or not waived); New Hillhaven or any Subsidiary (or any respective ERISA Affiliate other than NME or any entity that is a subsidiary of NME after the date hereof) terminates any Plan (including a medical Plan), takes any action or fails to take any action which could result in liability (including withdrawal liability) under Title IV of ERISA or Section 515 of ERISA and such event (alone or taken together with any other event described herein) in the reasonable opinion of NME will have a material adverse effect on the business, financial condition, results of operations or prospects of New Hillhaven and its Subsidiaries, taken as a whole; or

     (g) New Hillhaven or any Significant Subsidiary shall commence any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding up, arrangement, composition or readjustment of its debts, or for any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or New Hillhaven or any Significant Subsidiary shall apply for a receiver, custodian or trustee of it or for all or a substantial part of its properties; or New Hillhaven or any Significant Subsidiary shall make an assignment for the benefit of creditors; or New Hillhaven or any Significant Subsidiary shall admit in writing its inability to pay its debts generally as they become due; or a receiver, custodian or trustee of New Hillhaven or any Significant Subsidiary or for all or a substantial part of its or their respective properties shall be appointed, and New Hillhaven or such Significant Subsidiary by any act expressly indicates its approval thereof, consent thereto, or acquiescence therein; or an' order, judgment or decree is entered adjudicating New Hillhaven or any Significant Subsidiary bankrupt or insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

     (h) Any case, proceeding or other action against New Hillhaven or any Significant Subsidiary shall be commenced in bankruptcy or seeking reorganization, liquidation, dissolution, winding up, arrangement, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of New Hillhaven or any Significant Subsidiary; and in each such case such condition shall continue for a period of 60 days undismissed, undischarged or unbonded; or

     (i) Any order, judgment or decree is entered in any proceedings against New Hillhaven decreeing the dissolution of New Hillhaven and such order, judgment or decree remains unstayed and in effect for more than 60 days; or any order, judgment or decree is entered in any proceedings against New Hillhaven or any Subsidiary decreeing a split-up of New Hillhaven or such Subsidiary which requires the divestiture of a substantial part, or the divestiture of the stock of any Subsidiary whose assets constitute a substantial part, of the consolidated assets of New Hillhaven and the Subsidiaries, or which requires the divestiture of assets, or the stock of any Subsidiary, which shall have contributed a substantial part of Consolidated Net earnings for any of the three fiscal years then most recently ended or for the Period from the start of New Hillhaven's first fiscal year until the completion of the fiscal year most recently ended, if such period is shorter than the aforementioned three fiscal years, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

     (j) There shall occur and be continuing an event of default under any of the Leases, any New Hillhaven Subsidiary Note, the Note Guarantee Agreement or the Revolving Credit Agreement which in the reasonable opinion of NME Would have a material adverse effect on the condition, financial or otherwise, of New Hillhaven and the Subsidiaries, taken as a whole, then (i) if an Event of Default specified in paragraph (g), (h) or (i) above occurs, automatically all amounts accrued through the date of such Event of Default and payable by New Hillhaven under this Agreement shall immediately be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding or (ii) if an Event of Default other than an Event of Default specified in paragraph (g), (h) or (i) above occurs, so long as such Event of Default is continuing, NME, by notice to New Hillhaven, may declare any or all amounts payable by New Hillhaven under this Agreement, to be due and payable forthwith, whereupon the sue shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding, provided that no payment by New Hillhaven pursuant to this
                 --------
Section 6 shall relieve New Hillhaven from making any and all future payments pursuant to this Agreement when due and payable under this Agreement. Notwithstanding the foregoing, none of the forgoing events shall be deemed an Event of Default hereunder to the extent (and during the time period) NME has provided a written waiver thereof pursuant hereto.

     7.  No Amendments or Waivers. etc. Except in Writing: Remedies Cumulative.
         ---------------------------------------------------------------------

     No amendment or waiver of any provision of this Agreement or of any provision of any debt instrument underlying any Obligation or consent to any departure by New Hillhaven from any such provision shall in any event be effective unless the sue shall be in writing and signed by NME, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No course of dealing between New Hillhaven and NME shall operate as a waiver of any right of NME and no delay in exercising or failure to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to exercise any remedy reserved to NME in this Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

     8.  Indemnification.
         ---------------

     In addition to the amounts payable under Sections l and 2, New Hillhaven hereby agrees to protect, indemnify, pay and save NME harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which NME incurs or becomes subject to as a consequence, direct or indirect, of (i) any breach by New Hillhaven of any covenant, term or condition in, or the occurrence of any Default or Event of Default under, this Agreement, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach, Default or Event of Default and (ii) defense against any legal action commenced to challenge this Agreement, all to the extent not caused or incurred as a result of the gross negligence or willful misconduct of NME.

     The obligations of New Hillhaven under this Section 8 shall survive the termination of this Agreement.

     9.  Miscellaneous.
         -------------

     (a)  Binding Effect; Assignment.  This Agreement is a continuing obligation
          --------------------------
and shall be binding upon and inure to the benefit of and be enforceable by NME and New Hillhaven and their respective successors, transferees and assigns, provided that New
                                                      --------
Hillhaven may not transfer or assign all or any part of this Agreement without the prior written consent of NME. NME may assign, negotiate, pledge or otherwise hypothecate grant participations herein.

     (b) Notices.  All notices, consents, requests, instructions, approvals and
         -------
other communications hereunder

Shall be in writing and shall be deemed to have been duly given, if delivered in person or by courier, telegraphed, telexed or sent by facsimile transmission or mailed, by certified or registered mail, postage prepaid at the following address (or at such other address provided by one party to the other in writing):

     If to NME:

          National Medical Enterprises, Inc.
          2700 Colorado Avenue
          P.O. Box 4070
          Santa Monica, California 90404

          Telecopy no.:  (213) 315-6507

          Attention:  Treasurer

     with a copy to:

          National Medical Enterprises, Inc.
          2700 Colorado Avenue
          P.O. Box 4070
          Santa Monica, California 90404

          Telecopy no.:  (213) 315-6688

          Attention:  General Counsel

     If to New Hillhaven:

          The Hillhaven Corporation
          1148 Broadway Plaza
          Tacoma, Washington 98401-2264

          Telecopy no.:  (206) 756-4714

          Attention:  President
     with a copy to:

          The Hillhaven Corporation
          1148 Broadway Plaza
          Tacoma, Washington 98401-2264

          Telecopy no.:  (206) 756-4845

          Attention:  General Counsel

     (c)  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

     (d)  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California.

     (e)  Construction.  In this Agreement:
          ------------

          (i) unless the context otherwise requires, the terms "herein", "hereof," "hereto", and "hereunder" refer to this Agreement;

         (ii) the headings of the sections and subsections hereof and the table of-contents hereof are inserted for convenience only and do not constitute a part of this Agreement; and

        (iii) all references to the Assumption Agreements, the Leases, the New Hillhaven Subsidiary Notes, the Note Guarantee Agreement or the Revolving Credit Agreement shall mean such agreements as the same may be amended, supplemented or modified from time to time.

     10.  Reinstatement of Agreement: Termination: Subrogation.
          ----------------------------------------------------

     This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment of any Obligation is rescinded or must otherwise be returned by NME upon the insolvency, bankruptcy or reorganization of New Hillhaven or otherwise, all as though such payment had not been made. Except as provided in Section 8, this Agreement shall terminate upon the payment in full of the Obligations and all other amounts hereunder. New Hillhaven shall be subrogated to and shall stand in the place of NME at the time New Hillhaven has paid in full all of the Obligations and all other amounts hereunder, and NME shall cooperate with New Hillhaven in a reasonable manner in Prosecuting any subrogated right or claim.

     11.  Dispute Resolution Procedures.
          -----------------------------

          All disputes arising out of or relating to this Agreement shall be resolved Pursuant to the reference procedure set forth in California Code of Civil Procedure Sections 638 et seq. The parties hereby agree to submit to the
                             -- ---
jurisdiction of the Superior Court of the County of Los Angeles, State of California (the "Superior Court") for such Purpose. Either Party may initiate the procedure set forth in this Section by providing the other party with notice setting forth the nature of the dispute (the "Reference Notice"). The parties shall designate to the Superior Court a referee who is an active attorney or retired judge living in the County of Los Angeles who shall resolve the dispute. If the parties are unable to designate a referee within 20 days after the receipt of the Reference Notice, the Parties shall request that the Superior Court appoint a referee. In connection with any proceeding pursuant to this Section, the parties shall have all discovery rights which would have been available had the matters which are the subject of the dispute been decided by the Superior Court. Discovery proceedings may be noticed and commenced immediately after delivery of the Reference Notice. The hearing before the referee shall begin no later than 60 days after the receipt of the Reference Notice. All discovery in connection with the reference proceeding shall be concluded no later than 15 days prior to the commencement of the hearing. Judgment upon the award rendered by the referee shall be entered in the Superior Court. Nothing in this Section shall be construed to impair the right of either party to appeal from such judgment.

     12.  Definitions.
          -----------

     The terms defined in this Section (unless the context otherwise requires) for all purposes of this Agreement shall have the respective meanings specified in this Section.

     "Affiliate":   as to any Person, any Person directly or indirectly
      ---------
controlling, controlled by or under common control with such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement":  this Guarantee Reimbursement Agreement, as the same may be
      ---------
amended, supplemented or modified from time to time.

     "Assumption Agreements":  the various Assignment and Assumption of Lease
      ---------------------
Agreements dated on or prior to the Distribution Date between NME and/or certain NME subsidiaries, on the one hand, and certain Subsidiaries, on the other hand, each together with the related Guaranty of Lease.

     "Business Day":  a day other than a Saturday, Sunday or other day on
      ------------
which commercial banks in the City of Los Angeles, the State of California, or the City of Tacoma, the State of Washington, are authorized or required by law to close.

     "Code" means the United States Internal Revenue Code of 1986, as amended.
      ----
     "Consolidated Contingent Obligations":  at a particular date, all
      -----------------------------------
Contingent Obligations (excluding Contingent Obligations to NME or Contingent Obligations assumed from NME) of New Hillhaven and the Consolidated Subsidiaries, on a consolidated basis, at such date.

     "Consolidated Income (Loss) from Continuing Operations before Income
      -------------------------------------------------------------------
Taxes":  for a particular period, the consolidated income (loss) from continuing
-----
operations, before income taxes, of New Hillhaven and the Consolidated Subsidiaries as determined in accordance with GAAP for such period.

     "Consolidated Net Earnings":  for a particular period, the consolidated net
      -------------------------
income or loss of New Hillhaven and the Consolidated Subsidiaries as determined in accordance with GAAP for such period.

     "Consolidated Net Worth":  at a particular date, all amounts which, in
      ----------------------
conformity with ow, would be included under shareholders' equity on a consolidated balance sheet of New Hillhaven and the Consolidated Subsidiaries at such date.

     "Consolidated Subsidiaries":  all Subsidiaries, the accounts of which have
      -------------------------
been, or which in accordance with GAAP should be, consolidated with the accounts of New Hillhaven on a consolidated balance sheet of New Hillhaven.

     "Contingent Obligation": any obligation of New Hillhaven or any of the
      ---------------------
Consolidated Subsidiaries required by GAAP to be disclosed in the consolidated financial statements of New Hillhaven and the Consolidated Subsidiaries or the footnotes thereto guaranteeing or in effect guaranteeing any Indebtedness of any Person (other than New Hillhaven or any of the Consolidated Subsidiaries), including, without limitation, in the case of Indebtedness of others secured by any lien upon property owned by New Hillhaven or any of the Consolidated Subsidiaries, whether or not assumed, the lesser of the amount of such Indebtedness and the fair market value of such property securing such Indebtedness.

     "Counsel for New Hillhaven":  at any particular date, such counsel, who may
      -------------------------
be the General Counsel or Assistant General Counsel of New Hillhaven at such date, as may be selected by New Hillhaven.

     "Default":  any of the events specified in Section 6, whether or not any
      -------
requirement for the giving of notice, the lapse of time, or both, has been satisfied.

     "Distribution Date":  January 31, 1990.
      -----------------

     "S":  dollars in lawful currency of the United States of America.
      -

     "ERISA":  the Employee Retirement Income Security Act of 1974, as the same
      -----
may be amended, supplemented or modified from time to time.

     "ERISA Affiliate":  each trade or business (whether or not incorporated)
      ---------------
which together with New Hillhaven or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA or under subsection (b), (c), (m) or (o) of Section 414 of the Code.

     "Event of Default":  any of the events specified in Section 6 hereof,
      ----------------
provided that any requirement for the giving of notice, lapse of time, or both, or any other condition, has been satisfied.

     "Fixed Charges":  at a particular date, the sum of (i) the amount of
      -------------
interest (including without limitation any imputed interest) deducted in computing Consolidated Income (Loss) from Continuing Operations before income Taxes for the immediately preceding four fiscal quarters of New Hillhaven on all indebtedness of New Hillhaven and the

Consolidated Subsidiaries, plus (ii) an amount (excluding amounts
                           ----
related to discontinued operations) equal to the aggregate amount of all rentals paid or accrued by New Hillhaven and the Consolidated Subsidiaries during the immediately preceding four fiscal quarters of New Hillhaven on lease obligations.

     "GAAP":  generally accepted accounting principles as in effect from time to
      ----
time in the United States of America.

     "Income from Continuing Operations Available For Fixed Charges":  (a) at a
      --------------------------------------------------------------
particular date, the sum of (i) Consolidated Income (plus) from Continuing
                                                     ----
Operations before Income Taxes, plus (ii) Fixed Charges, plus (iii) depreciation
                                ----                     ----
and amortization expenses (excluding expenses related to discontinued operations), minus (plus) (iv) gains (losses) from sales of assets (other than
             ----- -----
assets included in discontinued operations), in each case for the four most recent fiscal quarters of New Hillhaven.

     "Indebtedness":  for any Person:
      ------------

               (i) all obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments which in accordance with GAAP would be shown on the balance sheet of such Person as a liability; and

              (ii) all rental obligations of such Person under leases required to be capitalized under GAAP.

     "Independent Certified Public Accountants": a firm of independent
     -----------------------------------------
accountants which is known as one of the "Big Six" accounting firms, selected by New Hillhaven.

     "Information Statement": the Information Statement dated January 8, 1990,
      ---------------------
constituting part of New Hillhaven's Registration Statement on Form 10 in the form declared effective by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

     "Leases":  the approximately 115 leases of nursing home facilities or
      ------
retirement housing centers dated on or prior to the Distribution Date between NME or a subsidiary of NME, as Lessor, and First Healthcare Corporation or another Subsidiary, as Lessee.

     "Lien": any mortgage, pledge, hypothecation, assignment, security interest,
      ----
lien, charge or encumbrance, or preference, priority or other security agreement or arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having Substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any Jurisdiction), provided that the term
                                                        --------
"Liens" shall not be deemed to include: (a) liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of New Hillhaven or the Subsidiaries, as the case may be, in accordance with GAAP; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business and deposits made in the ordinary course of business to obtain the release of any such liens; (c) liens, pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation; (d) liens, pledges or deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, public or statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature; (e) leases entered into by New Hillhaven or any Subsidiary as lessor in the ordinary course of business; (f) landlord's liens imposed by law; (g) liens and encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property of New Hillhaven or any Subsidiary and minor irregularities in title to such real property, none of which encumbrances materially impairs the use of any property by New Hillhaven or any Subsidiary or the operation of their respective businesses; (h) liens created by or resulting from legal proceedings which are being contested in good faith and by appropriate proceedings and the execution or enforcement of which is effectively stayed; and (i) liens, pledges or deposits securing (or in lieu of) surety, stay appeal or customs bonds, and securing payment of taxes, assessments, customs duties or other similar charges.


     "New Hillhaven Subsidiary Notes":  the promissory notes of various
      -------------------------------
Subsidiaries, in the initial aggregate principal amount of $137.3 million, each dated the Distribution Date and delivered to certain subsidiaries of NME.

     "Note Guarantee Agreement":  the Note Guarantee Agreement dated as of the
      ------------------------
Distribution Date among New Hillhaven, NME and certain NME subsidiaries.

     "PBGC":  the Pension Benefit Guaranty Corporation established pursuant to
      ----
Subtitle A of Title IV of ERISA.

     "Person":  an individual, Partnership, corporation, business trust, joint
      ------
stock company, trust, unincorporated association, joint venture or other entity or a government or any agency or political subdivision thereof.

     "Plan":  any employee benefit plan described in Section 3(2) of ERISA
      ----
established or maintained by New Hillhaven or a Subsidiary in respect of which New Hillhaven or a commonly controlled entity is an "employer" as defined in
Section 3(5) of ERISA or with respect to which New Hillhaven, a Subsidiary or a commonly controlled entity has an obligation to contribute.

     "Reportable Event":  any of the events set forth in Section 4043(b) of
      -----------------
ERISA or the regulations thereunder.

     "Revolving Credit Agreement":  the Revolving Credit and Term Loan Agreement
      ---------------------------
dated as of the Distribution Date between NME and New Hillhaven.

     "Significant Subsidiary":  Brim of Massachusetts, Inc., Brim-Olive Grove,
      -----------------------
Inc., Fairview Living Centers, Inc., First Healthcare Corporation, Hillhaven of Central Florida, Inc., Hillhaven Properties, Ltd., Medi-$ave Pharmacies, Inc., Northwest Health Care, Inc. and Pasatiempo Development and each other Subsidiary having a net worth at the relevant time of at least. $150,000.

     "Stock":  the meaning assigned to the term 'margin stock' in subsection
       -----
221.2(h) of Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended, supplemented or modified from time to time.

     "Subsidiary":   any corporation of which more than 50% of the outstanding
      -----------
shares of stock having ordinary voting power to elect a majority of the board of directors (other than stock having such power only by reason of the happening of a contingency) is at the time owned by New Hillhaven or by one or more of its subsidiaries or by New Hillhaven and one or more of its subsidiaries.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                    NATIONAL MEDICAL ENTERPRISES, INC.

                                    /s/ Marcus E. Poners
                                    ----------------------------------
                                    By:    Marcus E. Poners
                                    Title: Senior Vice President


                                    THE HILLHAVEN CORPORATION

                                    /s/ Christopher J. Marker
                                    ---------------------------------
                                    By:    Christopher J. Marker
                                    Title: President

                                                                      APPENDIX A


A.   DEBT OBLIGATIONS
     ----------------
     INDUSTRIAL REVENUE BONDS                            $ 62,970,000
     LONG TERM BANK NOTES                                   5,574,996
     LONG TERM BANK NOTES                                   7,894,292
     LONG TERM CONTRACTS                                          800
     FIRST MORTGAGE NOTES                                  17,815,766
     M.P. FUNDING LOANS                                    95,000,000
                                                      ---------------
                                                         $189,255,854




B.    LEASE OBLIGATIONS                                   415,839,987
      -----------------

C.    OTHER OBLIGATIONS
      -----------------

           DEBTS OF PARTNERSHIPS GUARANTEED               121,678,412

           OTHER CONTINGENT LIABILITIES OF NEW
           HILLHAVEN                                       16,194,691

           CARDINAL PUT OPTIONS                            20,750,000
                                                      ---------------
      TOTAL OBLIGATIONS                                  $763,718,944
                                                         ============


                                                                 January 4, 1990

                                                                      APPENDIX 3


1. $9,500,000 aggregate Principal amount of Pasco County Board of County Commissioners Variable Rate Demand Revenue Bonds (Woodhaven Partners, Ltd. Project) Series 1985;

2. $8,000,000 aggregate principal amount of Palm Beach County, Florida Adjustable/Fixed Rate Industrial Development Revenue Bonds (Meridian House Project) Series 1985; and

3. $6,200,000 aggregate principal amount of The Industrial Development Authority of the county of Yavapai Industrial Development Revenue Refunding Bonds (Kachina Pointe Project) Series 1988.

                                       2